Exhibit 10.2

Purchase Agreement
(English Translation)

Buyer: Tianjin Yayi Industrial CO., Ltd. (Party A) .

Address: NO.9,Xingguang Road,Northern, Industrial Park of Zhongbei Town, Xiqing District

Tel.:022-27984639

Fax:022-27984639

Seller: Tianjin Jinhongji Import & Export Trading Co., Ltd. (Party B)

Address: Room 3022,No.72 Munan Road, Heping District, Tianjin

Tel: 022-23392115

Fax: 022-23309886

The Parties have reached the following agreement through friendly discussion regarding the purchase of laboratory instruments of Agilent Technologies Co., Ltd.

1.

Equipment list and price

Name	Amount	Price (RMB)	Sub-total (RMB)
laboratory instruments	3	625,000.00	625,000.00
See Annex 1 for the
list details
See Annex 2 for the
After sales service
agreement
RMB Six Hundred and Five Thousand (tax included)

The contract price is the delivery price of Party A’s designated place.

2.	Terms of the Agreement

2.1

Quality assurance of the goods: Party B shall ensure that commodities provided are all brand new, and the quality and specifications meet the relevant requirements. If the commodities are not usable, Party B shall offer replacement free of charge. Party B shall complement the missing goods within the period allowed by Party A and bear all associated costs.

	2.2	Commodities’ delivery place: the place designated by Party A, while Party B shall be responsible for the delivery fees.

	2.3	Commodities’ delivery time: Party B shall deliver the commodities within 120 days after receiving the first advance payment of Party A.

	2.4	Packaging and packaging standards: the original packaging provided by the Agilent Technologies Co., Ltd.

	2.5	Acceptance criteria, methods and period of objections: the acceptance shall be made complied with the technical specifications within 15 days after the commodities’ arrival, installation and trial.

	2.6	Mandatory spare parts, quantity of tools and supply method: bee provided according to the original configurations. (see details in the annex)

2.7

Agilent Technologies Co., Ltd. shall be responsible for the installation, trial and after-sales service combined with Party B. If Agilent Technologies Co., Ltd. fails to provide after sales service according to Annex 2 of this agreement and causes any losses for Party A, Party B shall be liable for the losses.

3.	Payment and settlement

	3.1	Total value of the agreement is RMB Six Hundred and Five Thousand.

	3.2	Payment

		A.	Party A shall pay Party B RMB 500,000 (Five Hundred Thousand) through bank transfer, which accounts for 80% of the total contract value within 7 days after the signing of this agreement.

		B.	Party A shall pay Party B RMB 93,750 (Ninety-three Thousand Seven Hundred and Fifty) which accounts for 15% of the total contract value within 7 days after receiving the delivery note from Party B.

C.

Party A shall pay Party B RMB 31,250 (Thirty-one Thousand Two Hundred and Fifty) which accounts for 5% of the total contract value within 30 days after receiving the instruments. If untimely installation and acceptance are caused by Party A, acceptance and warranty period shall start from 2 months after the shipment; if acceptance is made timely, inspection, then warranty period shall start from the date installation is qualified and accepted by the both parties and Agilent Technologies Co., Ltd. Party B shall issue invoice within 20 days after receiving full payment by Party A.

4.	Liability for breach of contract

Any failure to provide the funds or equipments timely by both parties shall be regarded as breach of the agreement. The party in breach shall pay the other party 0.1% of the total contract value for each day delayed. The non-breaching party is entitled to terminate this Agreement.

5.	Statement

	5.1	All disputes arising from this agreement shall be governed by the laws of PRC.

	5.2	All disputes shall be settled through amicable negotiations. Should, through negotiations, no settlement be reached, the dispute shall then be submitted to the local court.

	5.3	For any delay or damages caused by natural conditions or other force majeure, the parties to this agreement shall settle the issue through negotiation according to related laws and regulations.

5.4

This agreement is made in duplication and each party holds one copy. The agreement shall become effective upon signing and stamping by the two parties. The two parties shall comply with the agreement, if one party terminates the agreement without the mutual consent, it shall be liable for all the loss caused.

Party A: Tianjin Yayi Industrial CO., Ltd (corporate seal)

Date:May 24, 2010

Party B: Tianjin Jinhongji Import & Export Trading Co., Ltd. (corporate seal)

Date:May 24, 2010